Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Gran Tierra Energy Inc.
(Exact Name of Registrants as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)	Rule 415(a)(6)	(2)(3)	(5)	—
Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	Rule 415(a)(6)	(3)(4)	(5)	—
Fees to Be Paid	Other	Warrants	Rule 415(a)(6)	(3)(4)	(5)	—
Fees to Be Paid	Other	Subscription Rights	Rule 415(a)(6)	(3)(4)	(5)	—
Fees to Be Paid	Unallocated (Universal) Shelf		Rule 415(a)(6)	(3)(4)		$500,000,000(5)			S-3	333-258433	August 13, 2021	$54,550.00(5)
	Total Offering Amounts					$500,000,000		$0.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							—
	Net Fee Due							$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include an indeterminate number of shares that may be issued in connection with shares splits, share dividends, recapitalizations or similar events.
(2)	The amount to be registered consists of up to $500,000,000 of an indeterminate amount of common stock, preferred stock, warrants and/or subscription rights. There is also being registered hereunder such currently indeterminate number of shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable preferred stock, warrants and/or subscription rights registered hereby. Any securities registered hereunder may be sold separately or with the other securities registered hereunder.
(3)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2(A)(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.
(4)	Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $500,000,000. No separate consideration will be received for common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable preferred stock registered hereby.
(5)	The registrant previously paid registration fees in the aggregate of $54,550 with respect to a Registration Statement on Form S-3, effective August 13, 2021, File No. 333-258433 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) (“Rule 415(a)(6)”) promulgated under the Securities Act, the securities registered pursuant to this Registration Statement on Form S-3 (this “Registration Statement”) include $500,000,000 of shares of common stock previously registered on the Prior Registration Statement which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $54,550 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unallocated Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.